Exhibit 10.9

The Partnership has redacted certain confidential information in this agreement in reliance upon its confidential treatment request that if filed with the Securities and Exchange Commission pursuant to Rule 24 b-2  under the Securities Exchange Act of 1934. In this agreement, we indicate each redaction by use of an asterisk *.

September 13, 2007

PETROLEUM DEVELOPMENT CORP
9720 B CANDALARIA NE
ALBUQUERQUE, NM 87112-1498

ATTN. Lease Contract Administration

RE:	LEASE PURCHASE AGREEMENT NUMBER 93625R01

Dear Lease Contract Administrator

This confirm Shell Trading (US) Company’s (“STUSCO”) agreement to buy and PETROLEUM DEVELOPMENT CORP’s (“Seller”) agreement to sell and deliver crude oil production from the lease(s) described in the enclosed Attachment(s) to carriers designated by STUSCO. Provisions relating to crude type(s), decimal interest(s) for purchase from each lease, price, payment for crude oil and payment of taxes are stated in Attachment(s).

This agreement will continue from the effective date indicated on Attachment(s) until the 1st of the month following either party’s thirty (30) days advance written notice of cancellation and is also subject to the terms and conditions stated in the General Provisions, a copy of which is attached hereto and made part hereof.

Please confirm by fax to [713-246-8531] that the above accurately records the terms and conditions or our agreement. If a reply is not received in ten (10) business days it will constitute acceptance of terms stated herein.

Regards;

/s/ Patrick Clements
PATRICK CLEMENTS
SHELL TRADING (US) COMPANY

PETROLEUM DEVELOPMENT CORP
By:	/s/ Tina R. Smith
Date:	12/23/07

Shell Trading (US) Company General Provisions
1. The specific agreement terms stated on page one and on Attachment(s) to this agreement shall control over the following general provisions and altogether comprise an integrated contract between Shell Trading (US) Company and Seller.
2. The term “crude oil” as used in this agreement shall include all marketable liquid hydrocarbons.
3. All crude oil delivered to STUSCO under this agreement shall be merchantable crude oil. Title and risk of loss shall pass to STUSCO as soon as STUSCO receives such crude oil into its custody or that of any carrier designated by it.
4. STUSCO shall compute quantity and quality and make corrections for temperature and deductions for impurities according to the prevailing API/ASTM standards in effect at the time and place of delivery and the laws and regulations prescribed by the governmental authorities having jurisdictions.
5. Seller warrants that all crude delivered under this agreement will be produced and delivered in compliance with all applicable laws and regulations prescribed by the governmental authorities having jurisdiction.
6. If STUSCO makes payment to the individual owners of interest in the crude oil to be delivered to STUSCO under this agreement, Seller agrees to provide accurate information concerning each owner’s title sufficient to enable STUSCO to make such payments to protect, indemnify and hold harmless STUSCO from any claims resulting from errors or omissions in such information. STUSCO agrees to protect, indemnify and hold harmless Sellers from any claims resulting from errors or omission made by STUSCO in making payments in accordance with the information provided by Seller.
7. If payments by STUSCO to Seller include payments for interest owned by others in the crude oil, Seller agrees to pay all persons and entities who may have any right, title or interest in and to the crude oil and further agrees to protect, indemnify and hold harmless STUSCO from any claims for payment by any such person or entities.
8. The total purchase price paid to Seller by STUSCO for crude oil and/or condensate shall be calculated as set forth in the agreement. If STUSCO is the first purchases of the crude and/or condensate, STUSCO shall have the right to withhold from the total purchase price the amount of applicable production and/or severance taxes and STUSCO shall remit to the appropriate taxing authorities said taxes as withheld from the payment. If the amount of production and/or severance taxes owned to the taxing authorities is greater that the amount withheld and remitted by STUSCO, Seller agrees to reimburse STUSCO for any excess production and/or severance tax that is required to be remitted to the taxing authorities.
9. Neither party shall be liable to the other for failure or delay in making or accepting delivery hereunder to the extent such failure or delay may be due to compliance with acts, orders, regulations or requests of any federal, state or local civilian or military authority or any person purporting to act therefore; riots; strikes; labor difficulties; actions of the elements; transportation difficulties; any subsequently enacted law or regulation having a material adverse economic impact upon either party’s ability to perform this agreement; or any other cause reasonably beyond the control of such Party, whether similar or not.
10. This agreement shall be governed by the laws of the state in which the crude oil is produced.
11. In addition to the legal rights provided by the terms and provisions of this document, the Seller may have certain statutory rights under the laws of the state of production.
12/ Limitation of Liability – Neither party shall be liable for indirect, special, or consequential damages.
13. Hazard Communication – “Seller shall provide its Material Safety Data Sheet” (MSDS) to STUSCO. STUSCO acknowledges the hazards and risks in handling and using crude oil. STUSCO shall read the MSDS and advise its employees, its affiliates and appropriate contractors who may purchase or come into contact with such crude oil, about the hazards of crude oil, as well as the precautionary procedures for handling said crude oil, which are set for in such MSDS and any supplementary MSDS or written warning(s) which Seller may provide to STUSCO from time to time. If Seller fails to provide the MSDS, STUSCO will provide MSDS annually to its relevant employees, affiliates, and appropriate contractors.”

SHELL TRADING (US) COMPANY

ATATCHMENT 1-000
RECEIPT LEASES

COMPANY NAME	PETROLEUM DEVELOPMENT CORP
STUSCO / OTHER CO CONTRACT:    93625P01
EFFECTIVE DATE	AUGUST 1, 2007

LEASE HEADER	LEASE NUMBER	PROPERTY NAME / COUNTY, STATE	OTHER COMPANY LEASE NUMBER	OPERATOR NAME	PAY TERMS	TAX STAT	PRICE BASIS	PRICE DIFF	PURCHASE DECIMAL
	97020	Violet Olson 31-28H		PETROLEUM DEVELOPMENT CORP	DA	A	UAZ	[*]	1.0000000
		Williams, ND

	97021	FUNK 44-SH		PETROLEUM DEVELOPMENT CORP	DA	A	UAZ	[*]	1.0000000
		BURKE, ND

	97022	ELLIS 44-20H		PETROLEUM DEVELOPMENT CORP	DA	D	UAZ	[*]	1.0000000
		BURKE, ND

	97023	JEPSEN 11-19H		PETROLEUM DEVELOPMENT CORP	DA	A	UAZ	[*]	1.0000000
		BURKE, ND

	97024	CARMONA 31-1H		PETROLEUM DEVELOPMENT CORP	DA	A	UAZ	[*]	1.0000000
		MC KENZI, ND

	97025	KLATT 34-33E		PETROLEUM DEVELOPMENT CORP	DA	A	UAZ	[*]	1.0000000
		DUNN, ND

	97026	FEDORA 34-22H		PETROLEUM DEVELOPMENT CORP	DA	A	UAZ	[*]	1.0000000
		DUNN, ND

	97027	CONNOLLY 34-36H		PETROLEUM DEVELOPMENT CORP	DA	A	UAZ	[*]	1.0000000
		DUNN, ND

	97028	BUEHNER 21-2H		PETROLEUM DEVELOPMENT CORP	DA	A	UAZ	[*]	1.0000000
		DUNN, ND

SHELL TRADING (US) COMPANY

COMPANY NAME	PETROLEUM DEVELOPMENT CORP
STUSCO / OTHER CO CONTRACT:    93625P01
EFFECTIVE DATE	AUGUST 1, 2007

NOTES

PAYMENT TERMS

DA	= BY STUSCO TO SELLER

TAX STATUS

A	= STUSCO IS 1ST PURCAHSER, STUSCO WILL COLLECT & REMIT

D	= TO BE PAID BY SLLER

PRICE BASIS

UAZ
=  PRICE SHALL BE IN ACCORDANCE WITH THE CALENDER MONTH AVERAGE OF THE NYMEX NEAR MONTH WEST TEXAS INTERMEDIATE TYPE CRUDE OIL, DEEMED 40.0 DEGREES APT GRAVITY, DAILY SETTLEMENT PRICES FOR THE MONTH OF DELIVERY, FOR ALL TRADING DAYS, EXCLUDING WEEKENDS AND HOLIDAYS, ADJUSTED FOR A MONTHLY NEGOTIATED CLEARSBROOKDIFFERNTIAL TO BE PROVIDED SELLER BY STUSCO